                                                                   EXHIBIT 10.13

                                AGREEMENT BETWEEN
                                SIMMONS COMPANY,
                               DALLAS, TEXAS PLANT

                                       AND

                        UNITED STEEL WORKERS OF AMERICA,
                                  AFL, CIO, CLC

                     OCTOBER 16, 2001 UNTIL OCTOBER 15, 2004

                                      INDEX

ARTICLE          TITLE                                                                                       PAGE

     I            RECOGNITION AND UNION SECURITY...............................................................1
                           Employees Covered...................................................................1
                           Union Security......................................................................2
                           Check-Off...........................................................................3
                           Union Representatives' Seniority....................................................3
                           Definition of Union Representative..................................................3
                           Negotiation Committee...............................................................3

    II            DISCIPLINARY PROCEDURE.......................................................................3
                           Just Cause..........................................................................3
                           Interview and Hearing...............................................................4
                           Good Faith..........................................................................4
                           Correction of Offense...............................................................4

   III            GRIEVANCE PROCEDURE AND ARBITRATION..........................................................4
                           Grievance Procedure.................................................................4
                           Grievances - Step 1.................................................................5
                           Grievances - Step 2.................................................................5
                           Grievances - Step 3.................................................................5
                           Resolution by Default...............................................................6
                           Arbitration of Disputes.............................................................6
                           Selection of Arbitrators............................................................6
                           Authority of Arbitrator.............................................................6
                           Expedited Arbitration...............................................................7

    IV            HOURS OF WORK AND PREMIUM PAY................................................................7
                           Work Week...........................................................................7
                           Overtime Hours......................................................................8
                           Saturday and Sunday Work............................................................8
                           Availability for Scheduled Work.....................................................8
                           Premium Pay/No Pyramiding Provision.................................................9
                           Rest Period.........................................................................9
                           Shift Schedule......................................................................9
                           Shift Premiums.....................................................................10
                           Reporting Pay......................................................................10
                           Call-In Pay........................................................................10
                           Notice to Union of Other Work......................................................10


ARTICLE          TITLE                                                                                       PAGE

    V             NO STRIKE-NO LOCKOUT........................................................................10

   VI             MANAGEMENT RIGHTS CLAUSE....................................................................10

  VII             SENIORITY...................................................................................10
                           Accumulation of Seniority..........................................................11
                           Termination of Seniority...........................................................11
                           Layoff Procedure...................................................................12
                           Notice of Recall...................................................................12
                           Change of Address..................................................................12
                           Employees Who Bump into a Classification When a Layoff Occurs......................13
                           Layoffs resulting in Combination Jobs..............................................13
                           Determination of Layoffs...........................................................14
                           Furlough...........................................................................14
                           Surplus Labor......................................................................15
                           Probationary Period................................................................15
                           Rehired or Transferred Employees...................................................15
                           Consolidation of Classification....................................................15
                           Status of Employees on Split Combination Jobs......................................15
                           Procedure on Filling Open Jobs.....................................................16
                           Procedure in Applying for New Jobs.................................................16
                           War Emergency......................................................................17
                           Seniority Bonus....................................................................17

 VIII             WAGES.......................................................................................17
                           Wage Rates.........................................................................17
                           Hiring, Progression and Classification Rates.......................................18
                           Pay to Union Officials.............................................................18
                           Reactivation of Old Classifications................................................19
                           Establishment of New Classifications...............................................19
                           Borrowed Employee..................................................................19
                           Average Rate Computation...........................................................20
                           Work Wait Pay......................................................................20
                           Injured During Work................................................................21
                           No Wage Assignments................................................................21
                           Time Element on Borrowed Employees.................................................21

   IX             STANDARD ALLOWED HOURS......................................................................22
                           Incentive Compensation Plan .......................................................22
                           New or Varied Jobs and Operations..................................................22


ARTICLE          TITLE                                                                                       PAGE

                           Standard Allowed Hour..............................................................23
                           Written Confirmation and Effective Date of SAH.....................................24
                           Procedural Interpretation of Section...............................................24
                           Grievances Regarding Incentive Standards...........................................25
                           Availability of Time Study Data....................................................26
                           Union Time Study Engineer..........................................................26
                           Standard Data......................................................................26

X                 PAID HOLIDAYS...............................................................................27
                           Holidays Observed..................................................................27
                           Eligibility........................................................................27
                           Sick Leave.........................................................................27
                           Holiday Pay........................................................................27
                           Holidays During Approved Vacation..................................................27
                           Multiple Holidays on Same Day......................................................27
                           Holidays on Sunday.................................................................28
                           Holidays on Saturday...............................................................28
                           Pay Rate...........................................................................28
                           Overtime and Premium Pay...........................................................28

 XI               PAID VACATIONS..............................................................................28
                           Vacation...........................................................................28
                           Calculation of Vacation Pay .......................................................29
                           Intermittent Vacation..............................................................29
                           Plant Shutdown and Staggered Vacation..............................................29
                           Eligibility........................................................................29
                           Scheduling of Staggered Vacations..................................................29
                           No Accumulation....................................................................30
                           Shift Premium......................................................................30
                           Return After Absence...............................................................30
                           Pay or Forfeiture..................................................................30
                           Bids...............................................................................30

XII               INVENTORY WORK..............................................................................30
                           Selection..........................................................................30
                           Exceptions.........................................................................30
                           Rates..............................................................................30

XIII              UIU PENSION TRUST...........................................................................31

ARTICLE          TITLE                                                                                       PAGE

XIV               THE UNITED STEELWORKERS OF AMERICA

                      HEALTH AND WELFARE FUND.................................................................32
                           Benefit Plan(s)....................................................................32
                           Contribution Rates.................................................................32
                           Eligibility........................................................................33
                           Employee Contributions.............................................................33
                           Sickness and Health and Life Insurance.............................................34
                           Payment of Contributions...........................................................34
                           Coverage...........................................................................34
                           Election of Category of Coverage and Right to Change...............................34
                           Requirements.......................................................................34
                           Hold Harmless......................................................................35
                           Reinstatement of Coverage..........................................................35
                           Part Time Employees................................................................35
                           Audit Rights.......................................................................35
                           Availability of Benefits...........................................................35

XV                JURY SERVICE................................................................................36

XVI               BEREAVEMENT PAY.............................................................................36
                           Definition.........................................................................36
                           Payment............................................................................36

XVII              BULLETIN BOARDS.............................................................................36
                           Bulletin Boards....................................................................36
                           Posting of Notices.................................................................37

XVIII             MILITARY CLAUSE.............................................................................37

XIX               EMPLOYEE BIRTHDAY PAY.......................................................................37

XX                EQUAL EMPLOYMENT OPPORTUNITY................................................................38

XXI               MISCELLANEOUS...............................................................................38
                           Cameras............................................................................38
                           Negotiating Committee..............................................................38
                           Training Non-Union Employees.......................................................38
                           Shipping Bonus Plan................................................................38


ARTICLE          TITLE                                                                                       PAGE

XXII              SAVING CLAUSE...............................................................................39
                           Separability.......................................................................39
                           Federal and State Laws.............................................................39

XXIII             STATUS OF MECHANICS.........................................................................40

XXIV              SEVERANCE AND PLANT CLOSINGS................................................................40

XXV               DURATION AND TERMINATION AGREEMENT..........................................................41

XXVI              CONTRACT RE-OPENER..........................................................................41

                  SIGNATURES..................................................................................43

                  APPENDIX A - DISCIPLINARY POLICY............................................................44

                  APPENDIX B - INCENTIVE WORK BASIC TIMING RATES..............................................45

                  APPENDIX C - RATES FOR HOURLY WORKERS.......................................................46

                  APPENDIX D - ARBITRATORS FOR EXPEDITED ARBITRATION..........................................47

                                DALLAS AGREEMENT

                                    AGREEMENT

                  This Agreement, made this 16th day of October, 2001, by and between Simmons Company, Dallas, Texas (hereinafter referred to as the Company) and the United Steelworkers of America, AFL, CIO, CLC (hereinafter referred to as the Union) on behalf of its Local Union No. 422, for and on behalf of itself and the employees of said Company at its plant located at Dallas, Texas.

                                   WITNESSETH

                  NOW, THEREFORE, in consideration of the promises and of mutual covenants and AGREEMENTS of the parties hereinafter set forth, the parties do hereby agree as follows:

                                    ARTICLE I

                         RECOGNITION AND UNION SECURITY

         1.01 The UNION and the COMPANY shall cooperate to promote the welfare of the COMPANY and efficiency of its factory operations. It is also the intention of the parties to provide an orderly procedure between the EMPLOYER and the UNION and, therefore, all AGREEMENTS or understandings concerning hours, wages and working conditions between the EMPLOYER and the employees covered by this contract are to be made by the EMPLOYER with the UNION as the representative of said employees. No individual employee or group of employees, nor member of the COMPANY shall have the authority to abridge or modify this AGREEMENT in any manner.

         1.02. EMPLOYEES COVERED. The terms "employee" shall not include supervisors, foremen, factory clerks, office employees, timekeepers, watchmen, nor other persons in any way identified with MANAGEMENT.

         1.03     UNION SECURITY.

                  (a) The Company agrees that as a condition of employment all employees in the bargaining unit shall become members of the Union after the thirtieth day of their employment or thirty (30) days after the execution date of this AGREEMENT, whichever is later. All employees who become members of the Union shall remain members of the Union in good standing by proper tender of dues and initiation fees during the term of this AGREEMENT.

                  (b) The Union agrees to accept into membership and make membership available to all employees upon the same terms and conditions generally applicable to other members without discrimination.

                  (c) Within five (5) days after receipt of written notice from the Union that any employee has failed, pursuant to the terms of this Article, to tender payment of the regular dues and initiation fee uniformly required as a condition of acquiring or retaining membership in the Union, the Company shall discontinue its employment of such employee. The Company shall not be required by the Union to discontinue the employment of any employee for any other reason.

                  (d) Upon demand by the Union that an employee be discharged because he is delinquent in the payment of his regular dues or initiation fee, the Company shall promptly notify the employee that his discharge has been demanded and the employee shall have a reasonable time as determined by the Union in which to rectify the matter before the discharge is placed in effect. If the discharge of an employee is effected by the request of the Union pursuant to paragraphs a, b, c, or d of this section, the Union agrees to indemnify the Company from any final determination of liability for this action if, prior to the discharge, the Company sends an overnight letter to the District Director notifying him of the requested discharge. Failure of the District Director to respond by Overnight mail within five (5) days will be deemed concurrence with the local Union request.

                  (e) The Company shall have the exclusive right to hire and shall be the sole judge of the requirements and qualifications of each applicant until the completion of the probationary period set forth in section 7.14 of this AGREEMENT.

                  (f) The provisions of this section shall be applicable only to the extent permitted by applicable state and federal law.

                  (g) No Union member shall be compelled to train employees of a non-Union shop.

         1.04 CHECK-OFF. Upon written individual voluntary authorization by each employee and subject to the requirements of any applicable local, state or federal law, membership dues and initiation fees of the UNION as authorized and approved by the United Steelworkers of America UNION Executive Board due and unpaid shall be deducted from the wages of all employees covered by this AGREEMENT and remitted by the COMPANY each and every month to the International Secretary-Treasurer. This article or any section thereof shall not be operative where prohibited by state law. The Union agrees that it will indemnify and save the Company harmless from any and all liability, claims, responsibility, damages or suit which may arise out of any action taken by the Company in accordance with the terms of this Article or in reliance upon the authorization mentioned herein.

         1.05 UNION REPRESENTATIVES' SENIORITY. All representatives of the UNION shall head the seniority list during their term of office in their respective divisions and shall be returned to their regular standing on the seniority list on their termination of office. No representative shall be laid off or transferred out of the division in which they are a representative while work is available until their current term of contract expires, if such layoff or transfer is objected to by a majority of those employees represented.

         1.06 DEFINITION OF UNION REPRESENTATIVE. UNION representatives are:

                                    President
                                    Vice-President
                                    Financial Secretary and Treasurer
                                    Recording Secretary
                                    Second Shift Steward

It is understood and agreed that the above officers will also serve as department stewards for all employees covered under this Agreement.

         1.07 NEGOTIATION COMMITTEE. The Negotiation Committee of the UNION shall be limited to no more than five (5) members.


                                   ARTICLE II

                             DISCIPLINARY PROCEDURE

         2.01 JUST CAUSE. The Company shall not discharge, suspend, or otherwise discipline any employee except for just cause, or as provided in Section 1.03(e).

         2.02 INTERVIEW AND HEARING. In the event that disciplinary action involving loss of wages (suspension and/or discharge) is taken against any employee, the employee involved must be given an interview concerning such disciplinary action, in which he must be represented by a Shop Steward or an officer of the Union.

                  The Union representative will be informed prior to the disciplinary action being taken and must be given an opportunity (not to exceed fifteen (15) minutes) to discuss the case with the affected employee and to participate in the interview with the Company concerning the matter. The interview may be of very short duration and shall not be construed as part of the grievance procedure, as described in Article III of this Agreement, inasmuch as the primary function of the interview is to make certain that a Union representative is aware of the discipline and that the employee knows precisely what he or she is disciplined for.

                  In cases of physical altercation or where the employee is not on Company premises at the time of the disciplinary action, the interview will be dispensed with.

                  A discharged employee shall be entitled to a hearing before the Company Plant Labor Relations Committee at 10:00 a.m. on the day following his discharge, provided the employee is notified of the hearing and is physically able to attend, at which time the merits of the case will be discussed between the Union and the Company.

                  In the event an employee is unable to attend or the Union is unable to find such employee, the hearing may be held in abeyance for a period of one (1) week. If the hearing is delayed because of unavailability of the employee, the Company is not liable for any wage during such period.

         2.03 GOOD FAITH DUTIES. No employee acting in the capacity of a Union officer or Union representative shall be disciplined for carrying out in good faith his duties under the provisions of this Agreement or as permitted by applicable law.

         2.04 CORRECTION OF OFFENSE. Once an individual is reprimanded and the offense is not committed again for a period of twelve (12) months, the employee shall be considered to have corrected himself. This shall not include such serious offenses as no-strike clause violations, insubordination, stealing, cheating, physical assault, damaging Company property, and poor quality.

                                   ARTICLE III

                       GRIEVANCE PROCEDURE AND ARBITRATION

         3.01     GRIEVANCE PROCEDURE

                  A. It is the intent of the parties to this Agreement that the grievance procedure hereby established shall serve as a means for the prompt disposition and amicable settlement of such grievances as may arise between the Company and its employees or the Company and the Union.

                           A grievance is defined as any dispute (excluding discharges for those employees in probationary period) between the Company and employee(s) or between the Company and the Union over the application, interpretation, or alleged violation of an express provision of this Agreement, where applicable.

                  B. Should any grievance arise between the Company and any of the Company's employees involving a work assignment, the employee involved shall continue to perform the assignment in question while the grievance is being processed unless it will endanger his life, limb, or safety, or that of other employees or where the contract expressly disavows cessation of such assignment.

                  C. The aggrieved employee may discuss the matter with the employee's immediate supervisor and Union representative if requested. Any resolution by the supervisor or steward shall not act as a precedent in future cases.

         3.02 GRIEVANCES - STEP 1. If the grievance is not settled in verbal discussion described in Section 1(C) above, the grievance shall be reduced to writing on forms to be made available for such purpose, with each form signed and dated by the aggrieved employee and/or his designated Union representative. The designated Union representative shall present the grievance form to the HR Manager within five (5) working days from the date of the occurrence or knowledge of occurrence. The grievance shall specify the incident involved, the facts or alleged facts relied upon to support the contention of the employee, the section of this Agreement relied upon, where applicable, the interpretation requested by the grievant; and shall show on its face the date of the incident. The supervisor has three (3) work days to answer.

         3.03 GRIEVANCES - STEP 2. A grievance not settled at Step 1 shall be presented to the Operations Manager and/or the Human Resource Manager within three (3) work days from the Step 1 answer. The Operations Manager and/or Human Resource Manager within two (2) days shall meet and discuss the matter with the employee and a Union representative. The Operations Manager and/or Human Resource Manager shall then have three (3) work days to answer.

         3.04 GRIEVANCES - STEP 3. If a settlement is not obtained in Step 2, the grievance shall be referred to the Company's Vice President - Human Resources, or his designated representative, as Step 3 by the Local Union representative within five (5) working days from the date of the reply under Step 2. The International Representative of the Union shall meet with the Company's Vice President - Human Resources, or the representative he designates, within a reasonable time (not to exceed thirty (30) calendar days). A written answer by the Company to the grievance considered at such meeting shall be given to the International Representative of the Union within five (5) working days after such meeting.

                  If an employee is needed as witness in the process of Step 1 or 2 by the Union, it is understood that any pay lost by the witness or others resulting from his/her absence from work will be reimbursed by the Union.

         3.05 RESOLUTION BY DEFAULT. Failure on the part of either party to respond to any step within the grievance procedure within the time limits established by this Article will resolve the grievance against the party failing to respond. Resolution by default, however, shall not establish a precedent for similar grievances. Time limits may be extended by mutual written agreement. Whenever time limits are set out in this Article, they shall be work days exclusive of Saturdays, Sundays, and holidays recognized by this Agreement.

         3.06 ARBITRATION OF DISPUTES. If the grievance is subject to arbitration as provided herein and all conditions in Section 3.01 above have been satisfied, including the applicable time limits, then the Union on behalf of the aggrieved employee or aggrieved employees may, within ten (10) calendar days of the Company's answer in Step 3, file a written request to the Operations Manager or his designee that the grievance be submitted to arbitration for determination pursuant to this Article.

         3.07 SELECTION OF ARBITRATORS. [See Pay Plus Bonus Addendum] Within ten
(10) calendar days after the Union files its written request for arbitration pursuant to Section 3.06 above, the Company or the Union may write either the Federal Mediation and Conciliation Service or the American Arbitration Association to request that it submit a panel of seven (7) arbitrators. The Union shall notify the Company of its first strike, and each party shall then alternately strike one name until only one name remains who shall be designated as the impartial arbitrator. Either party reserves the right to reject the entire panel prior to any striking of arbitrators and to request one additional panel of arbitrators per grievance.

                  In the event the Union and the Company are unable to agree to a base rate on a new classification as provided in Section 8.09 the dispute may be appealed to arbitration for determination by a qualified time study arbitrator.

                  Appeals under the Standard Allowed Hour Formula as described in Article IX, if warranted, shall be carried to arbitration under the above described procedure; however, in this instance, the Impartial Chairman of the Arbitration Board must be a qualified time study engineer.

         3.08 AUTHORITY OF ARBITRATOR. In interpreting and applying the provisions of this Agreement and in making findings of fact, the arbitrator's interpretation and application must be in accord with the spirit and letter of this Agreement and any amendments thereto. The function of the arbitrator shall be judicial rather than legislative in nature. No arbitrator shall have the jurisdiction or authority to add to, take from, nullify, or modify any of the terms of this Agreement or any amendments or Letters of Understanding applicable thereto. In no event shall any of the Company's rights ever be deemed or construed to have been modified, diminished, or impaired by any past practice or course of conduct except where contained in an express provision of this Agreement.

                  The arbitrator shall be bound by the facts and evidence submitted to him/her in the hearing and may not go beyond the terms of this Agreement in rendering his/her decision. No such decision may include or deal with any issue not directly involved in the grievance submitted to him/her or with any matter which is not expressly made subject to arbitration by the terms of this Agreement. No decision of the arbitrator shall require the payment of an hourly rate different from the applicable one negotiated by the parties and expressly set forth in this Agreement. The decision of the arbitrator shall be in writing and such decision shall be final and binding upon the parties when rendered upon a matter within the authority of the arbitrator and within the scope of the matters subject to arbitration as provided in this Agreement and in accordance with the procedures specified in this Agreement.

         3.09 EXPEDITED ARBITRATION. The Union or the Company may invoke the expedited grievance procedure, as distinguished from the ordinary grievance procedure, in the event an employee is discharged, suspended, disqualified from a job, disciplined for failure to meet production standards, loss or reduction of earnings or in the event there is a seniority dispute. Such request shall be asserted in writing, by next day mail, given to the other party. The parties will each select three (3) arbitrators who are either American Arbitration Association or FMCS arbitrators to serve on an expedited arbitration panel. Two of the six arbitrators shall be qualified time study engineers and all arbitrators selected for the panel must be willing to accept the contractual conditions for expedited arbitration. The party requesting the expedited grievance procedure shall immediately contact the American Arbitration Association headquarters (New York city) to request the first available arbitrator from the pre-agreed panel of six (6) arbitrators (see Appendix III) who can hear the case within seven (7) calendar days of the request.

                  The arbitrator shall hold an arbitration hearing as expeditiously as possible, but in no event later than seven (7) calendar days after receipt of said notice. The decision of the arbitrator shall issue forthwith and in no event later than three (3) days after the conclusion of the hearing unless the grieving party agrees to waive this time limitation with respect to all or part of the relief requested. The arbitrator's written opinion will follow within thirty (30) days and such decision shall be final and binding on both parties.

                  All costs for the hearing and service of the arbitrator designated herein, or for any other person selected pursuant to the aforementioned procedure, shall be borne by the parties jointly. Each party will bear the expense of its representatives and for the presentation of its own case.

                                   ARTICLE IV

                          HOURS OF WORK AND PREMIUM PAY

         4.01 WORK WEEK. For the purpose of computing overtime pay, eight (8) hours shall constitute a day's work; forty (40) hours, from Monday through Friday inclusive, shall constitute a week's work.

         4.02     OVERTIME HOURS.

                  1. All authorized time worked before regular starting time and/or after regular quitting time, including authorized time worked during the regular lunch period, shall be paid at time and one-half the average straight time hourly earnings as computed in
                           Section 8.12 reflecting the earnings for the week in which the overtime is worked.

                  B. Anyone reporting to work after their regular staring time will receive overtime pay only upon completion of eight (8) hours work.

         4.03 SATURDAY AND SUNDAY WORK. All work on Saturday as such will be paid at time and one-half. Also, double time will be paid for all work performed on Sunday, except in the case of any shift beginning in the preceding day and continuing into Sunday. Double time shall be paid to employees who are scheduled to work and perform work on a holiday.

         4.04 AVAILABILITY FOR SCHEDULED WORK. Employees must be available for all work scheduled, regular or overtime. An employee who did not receive notice of overtime on his or her previous shift worked shall not be compelled to work overtime on that particular day (except for those employees on vacation or approved leave of absence). Employees who have a valid reason may be excused by management from working regular or overtime work at any particular time.

                  (a) Overtime. Except for plant security, continuous shift operations, emergency, or maintenance, the COMPANY will not require production employees to work in excess of 10 hours per day on Monday, Tuesday, Wednesday, Thursday, 8 hours on Friday, and/or in excess of 8 hours on Saturday, provided, however, that no employee will be compelled to work more than two consecutive Saturdays, except for the five (5) peak months identified by the Company. In those five
                           (5) peak months, employees shall be available for Saturday work when production schedules so require. A tentative schedule for these five (5) peak months will be given by December 15th. In the event any of these five (5) peak months need to be changed, a sixty (60) day notice will be given.

                  (b) During the months described above the Dallas plant UNION committee and the Operations Managers have the authority to agree to further enhance the varying starting times for selected operations in order to satisfy the scheduling needs for quick turn deliveries as well as to further ensure prompt delivery to customers. Three (3) days notice is also required for such change.

                  (c) Production on Sundays and holidays and in excess of the hours described in (a) above may be performed by volunteers but will not be mandatory.

                  (d) If a holiday falls on Friday, then Saturday work shall be performed by volunteers.

         4.05. PREMIUM PAY/NO PYRAMIDING PROVISION. There shall be no pyramiding of any premium or overtime pay under this AGREEMENT for the same hours worked. Where one or more premiums or overtime rate is payable, the single higher rate shall be paid.

         4.06. REST PERIOD. All employees will be allowed two (2) ten (10) minute daily rest periods to be established at a uniform time throughout the plant.

         4.07 SHIFT SCHEDULE. The following is the usual shift schedule. The shift schedule below will be modified to permit local plant management to vary the starting time up to one hour either before or after the described normal starting time for those operations needed to balance the flow of work without penalty of overtime premium. The COMPANY is required to give three (3) calendar days notice of such change in writing to the UNION as well as posting such on the Bulletin Board and giving notice to the individual involved. Failure to give three (3) days notice for shift varying times will not release the COMPANY from payment of overtime premium pay. When it is necessary to temporarily assign an employee, or group of employees, from a permanent shift assignment to take care of customer demands, the UNION may mutually agree with the COMPANY to the adjustment of shift hours and reasonable notice ("Reasonable" means by the end of the prior working day) will be given o the employee(s) involved without penalty of overtime premium.

                  SHIFTS. The first shift shall be from 7:00 a.m. to 3:30 p.m. , with one-half hour lunch period without pay. The second shift shall be from 3:30 p.m. to 12:00 midnight with one-half hour lunch period without pay. When it becomes necessary to run a third shift, the first shift shall be form 7:00 a.m. to 3:00 p.m. with one-half hour lunch period, the second shift shall be form 3:00 p.m. to 11:00 p.m. with one-half hour lunch period, and the third shift shall be from 11:00 p.m. to 7:00 a.m. with one-half hour lunch period. Employees who have a valid reason form absence will be excused as per Section 4.04.

                  In the event it becomes necessary to deviate form the above stated starting and quitting time, the EMPLOYER and the UNION shall by mutual AGREEMENT decide such changes in shift as might become necessary for the mutual welfare.

                  To permit the ability to work ten (10) hours on Friday in lieu of Saturday work, the following language will apply to Fridays only:
Notification of overtime will be given on previous shift per Article 4.04. Employees will be notified by 2:30 p.m. each Friday if overtime is to be worked, or if work will be performed on Saturday. Any employee who worked the scheduled overtime Friday will not be compelled to work on Saturday. Saturday work for those employees will be on a voluntary basis.

                  Whenever three (3) shifts are necessary, each shift shall be paid for eight (8) hours work, the one-half hour lunch period included. Incentive workers shall be paid at their average hourly rate for the one-half hour lunch period. Hourly workers shall be paid their hourly rate for the one-half hour lunch period.

         4.08 SHIFT PREMIUMS. Employees assigned to work on the second or third shift shall be paid a shift premium of twenty (20) cents per hour.

         4.09 REPORTING PAY. When an employee reports for work at the regular starting time of his shift without previous notice not to report and his regular work is not available for him, he will receive a minimum of four (4) hours work or pay, provided, however, that at the Company's option, he/she may be assigned to another job for any portion of said four (4) hours, in which event he will be paid at average rate as computed in Section 8.11 for whatever time is spent at that job. The Company shall have no liability regarding the above paragraph in the event of a breakdown of power outside of plant or if inside of plant and not maintained by the Company, a general plant fire, Act of God, Act of Public Enemy, or because of conditions beyond the control of the Company.

         4.10 CALL-IN PAY. An employee called in prior to the beginning of his regularly scheduled shift who continues working into his regularly scheduled shift shall be paid at the appropriate premium rate for such hours worked between the time of the call-in and the time of the beginning of the regular shift. An employee called back to work after having left the facility at the conclusion of his regularly scheduled shift shall be paid the appropriate premium for all hours worked in connection with the call-back.

         4.11 NOTICE TO UNION OF OTHER WORK. Whenever there is work to be performed outside the plant due to the re-opening of a service center, the Company shall inform the Union.

                                    ARTICLE V

                             NO STRIKE - NO LOCKOUT

         Neither the Union nor any of the employees in the bargaining unit covered by this Agreement will collectively, concertedly, or individually encourage, engage in, or participate in, directly or indirectly, any strike, deliberate slowdown, stoppage, or other interference with production of work during the term of this Agreement; and the Company during the term of this Agreement will not lock out any of the employees covered by this Agreement.

                                   ARTICLE VI

                            MANAGEMENT RIGHTS CLAUSE

         The Union recognizes the right of the Company to conduct its business, to operate its plants, and to direct the working forces in such manner as it sees fit but not inconsistent with the terms of this Agreement and it is understood that the Company retains all management rights not specifically covered by this Agreement.

                                   ARTICLE VII

                                    SENIORITY

         The COMPANY recognizes the principle of seniority among its employees and agrees that all layoffs occasioned by lack of work and recalls from layoff shall be by seniority as herein provided. The last employee hired shall be the first laid off and all rehiring and layoffs shall be governed accordingly, unless otherwise provided in Section 7.07.

         7.01 ACCUMULATION OF SENIORITY. Seniority shall continue and accumulate while the employee is continuously employed by the Company and during the following periods of absence from work:

                  (a) Up to twelve (12) months in case of disability or illness;

                  (b)      During the first twelve (12) months of layoff;

                  (c)      During military service;

                  (d) When an employee is elected or appointed to a Union office, such employee shall be given a leave of absence in writing for the term of his office or any renewal thereof. The Union shall give the Company two
                           (2) weeks prior notice in such situation;

                  (e) The manner of return to employment shall be as provided herein.

                  (f) To be eligible for a leave of absence, an employee must have completed the probationary period provided in Section 7.14 and the leave request must be in writing.

         7.02 TERMINATION OF SENIORITY. Seniority shall terminate for the following reasons:

                  (a)      When an employee resigns;

                  (b)      When an employee is discharged for just cause;

                  (c) When an employee is laid off longer than twelve (12) months, except for right of recall as per section 7.04;

                  (d) When an employee's absence due to disability or illness exceeds five (5) years;

                  (e) When an employee is recalled to work and does not return to work as provided in section 7.06;

                  (f) If an employee falsifies any information given in connection with a leave of absence; and

                  (g) When an employee obtains other employment while on an approved leave of absence.

         7.03 LAYOFF PROCEDURE. When a layoff occurs on a classification, the least senior employee in the point of service on the classification shall be laid off unless otherwise provided. Employee may bump the least senior in their department or least senior in plant given the employee has the skills and ability to perform the job. In any event, senior employees always have the option of accepting layoff rather than bumping as per above. This option shall be expressed in writing at the time of layoff and at that time, the employee may elect not to be called for specific types of work or a specific shift and shall be by-passed when employees are needed for those named occupations or shift.

                  An employee who has exercised any of the above options may change their choice of jobs for return opening provided notice of such change is given to the EMPLOYER in writing no later than sixty (60) days measured form the effective date of layoff. If they did not exercise an option at the time of layoff, the employee must accept the first open job recalled to in line with seniority.

                  The EMPLOYER will not contest the employee's right to draw unemployment if the employee has exercised the option of layoff. Further, employees who take a voluntary layoff will be protected under Sections 7.06 and 7.07.

                  An employee who is laid off through lack of work and is transferred to another job and is subsequently disqualified because they are unable to satisfactorily perform the work will be granted the privilege of bumping the least senior employee unless otherwise provided. If the employee is then disqualified, they shall be laid off and place on he surplus labor list.

         7.04 NOTICE OF RECALL. An employee on layoff who is recalled for work will be notified by overnight mail. Failure to report to the Employment Office within forty-eight (48) hours after the receipt of notice to report will result in the termination of seniority. Overnight letters to employees being recalled will read:

                  "Job available. Union Contract requires you report within 48 hours"

The burden of proving delivery of notice by overnight mail to the employee's last known address shall solely be that of the Company.

         7.05 CHANGE OF ADDRESS. It will be the duty of employees to keep the Company advised of any change of residence. Any employee who fails to do so or who fails to respond to the notice in Section 7.04 shall have no recall rights to the then available job, but his seniority will not be forfeited until the Union has been notified of his failure to respond in which event the Union will have five (5) days in which to locate said employee. Failure on the part of the Union to locate the employee within the above five (5) days will mean forfeiture of all seniority rights by the employee involved. Employees shall provide the Company with a current telephone number where they may be reached as well as any new telephone number should a change occur. Failure to provide a telephone number will not result in a loss of rights described in this Article VII.

         7.06 Employees who are laid off from their regular classification will be given preference to their regular type of work by filling in an application for return to former job. When there are openings in such jobs, the applications will be honored in line with seniority before bids are accepted by the EMPLOYER.

         7.07 Employees laid off who desire to be returned to their regular jobs must request these returns to their particular type of work at the time of layoff and applications covering same must be forwarded to the Personnel Office where they will remain on file and shall be valid for a period of one (1) year form the date of layoff.

                  Following a layoff, the EMPLOYER agrees not to return any employee to former classification, post bid, or borrow any employee on said classification, unless classification has worked a minimum of forty (40) hours per week for the preceding three (3) week period, unless the employees on the job do not produce sufficient units so that preceding and following operations have sufficient work, or unable to provide products for promised customer deliver, or unless because of absenteeism.

         7.08 An employee who has been laid off on their classification and has taken a bump can also bid on a posted job and still hold their return to former classification unless otherwise provided. Employees have the preference to return or remain on the jobs they bumped into, when offered their return to former classification. If an employee refuses a return to former classification when offered, that right of return ceases.

         7.09 EMPLOYEES WHO BUMP INTO A CLASSIFICATION WHEN A LAYOFF OCCURS. An employee who bumps into a classification immediately prior to a layoff on that classification will not have seniority privileges if they have not made incentive and are not performing satisfactory work for the payroll week immediately prior to the date on which the layoff notice is given.

         7.10     LAYOFFS RESULTING IN COMBINATION JOBS

         (A) If, as a result of a layoff in accordance with Section 7.11 below, one or more classifications require part-time work, then these classifications will be combined, taking into consideration the number of hours needed to create an appropriate full-time job.

         (B) Employees who retain part-time work in any of the combined classifications will be grouped together and the least senior employee or employees of this group will be laid off and the senior employees will be assigned to the combined classifications. In order to be eligible, the senior employee must have part-time work in one of the combined classifications.

         (C) [See Pay Plus Bonus Addendum] Where possible, day work an incentive jobs will be kept separate in combination jobs.

         7.11 DETERMINATION OF LAYOFFS. When the hours of work fall below thirty-two (32) hours per week for a two (2) week period, the EMPLOYER will lay off or furlough, as determined by management, a sufficient number of employees in order to provide thirty-two (32) hours or more per week for the remaining group, provided the request has been made and approved by the UNION BARGAINING COMMITTEE. Vacation weeks and inventory week shall no be computed in the two (2) week period.

                  It is mutually agreed in furloughs that no less than four (4) working hours notice or pay will be given. On permanent layoffs ample notice is to be given, but in no event will the notice of permanent layoffs be less than one (1) week or one week's pay.

         7.12 FURLOUGH. In order to provide a more reasonable work schedule for senior employees when hours are shortened due to lack of orders, the plant or operations manager will have the responsibility of placing on furlough those employees who are not needed to fill the daily production schedule. Furlough will be offered first on a voluntary basis according to seniority within the affected classification. If here are not enough volunteers, then the Company will furlough the least senior employee(s) in the affected classification. The furloughed employees will be placed on surplus labor so as to make them eligible for unemployment benefits during such furlough period, if otherwise eligible. Employee health and dental insurance will be maintained in accordance with this agreement for the entire length of furlough. It is understood that a furlough may be for any length of time provided such does not exceed (sixty) 60 days at any given time. for recordkeeping purposes, the president for Local #422 or his appointee will be notified of such furlough by letter signed by the involved plant or operations manager.

         In the event variation in customer demands requires employees to return from furlough earlier than announced, such return shall be by seniority unless the senior employees are unavailable. However, the senior employee will not be forced to return if there will still be less senior employees on furlough within the classification. If the furlough turns to a permanent layoff, the most senior employee may choose to remain out of work on layoff status, with recall rights as granted in Section 7.03.

         With regard to recall form furlough, the EMPLOYER liability shall be limited to notification to the UNION that such employee either could not be reached by telephone or was unavailable because of other commitments. Because State Unemployment rules pay reduced benefits for partial unemployment, the plant or operations manager will project furlough time in multiples of five (5) working days. ANY FURLOUGH can be triggered at any day of the week.

         Should a planned furlough affect a single employee a third time, the Company and Union will meet to discuss the necessity prior to invoking furlough on the affected employee.

         7.13 SURPLUS LABOR. In the event an employee can not exercise their seniority in the above manner due to the fact that they did not have sufficient amount of service, then, and in that event, they may take a layoff and have their name placed on the surplus labor list, and shall be subject to be rehired in accordance with the provisions set forth in this AGREEMENT.

         7.14 PROBATIONARY PERIOD. New employees shall be considered probationary employees until they have completed the probationary period of sixty (60) days. During the probationary period an employee may be discharged at the discretion of the COMPANY with or without cause. Any employee who completes his/her probationary period shall commence his/her seniority as of the date of employment and his/her seniority shall remain in full force and effect and shall accumulate thereafter until terminated, all as herein provided. No employee shall be required to serve more than one (1) probationary period, provided such employee is rehired within one year. The COMPANY, however, retains the right to terminate such employee in the event he or she has not demonstrated the ability to successfully perform the job within 30 days of rehire. New employees will be introduced to the President and Vice President of the Local Union.

         7.15. REHIRED OR TRANSFERRED EMPLOYEES. [See Pay Plus Bonus Addendum] Employees who are rehired or transferred must qualify as incentive workers within thirty (30) working days. If they fail to show progressive improvement during this period, they will be disqualified, in which event, they may bump the least senior employee in the plant unless otherwise provided. If disqualified a second time, the employee will be laid off and placed on the surplus labor list. Employees justly disqualified for the third time may be terminated.

         7.16 CONSOLIDATION OF CLASSIFICATION. [See Pay Plus Bonus Addendum] In the event the EMPLOYER finds it necessary to consolidate two or more classifications of work, the matter will be discussed between the UNION and MANAGEMENT before putting it into effect. Such consolidation of classification is not to affect the prevailing incentive rates and base rates. Should the UNION fail to mutually agree to the proposed consolidation of classification, such would be subject to the Expedited Grievance Procedures. When two or more day work classifications are combined, the highest rate will apply to the combined classification. Should the classification be segregated again, then original rates will be restored.

         7.17     STATUS OF EMPLOYEES ON SPLIT COMBINATION JOBS

         (A) If an employee bids on a combination job (two or more classifications) and one of the classifications becomes a full-time job, they will automatically be transferred to that full-time job.

         (B) If an employee bids on a combination job (two or more classifications) and one or more of the classifications become full-time jobs, then they will have the opportunity of picking one of the full-time jobs and will be transferred to that job.

         (C) The UNION and the EMPLOYER will decide if and when one of the job on a split classification set-up requires a full-time employee.

         7.18     PROCEDURE ON FILLING OPEN JOBS  [See Pay Plus Bonus Addendum]

         (A) Requisition showing the number of employees required in department and classification is filed with the Personnel Office.

         (B) Personnel Office will check the Return to Former Classification forms of employees presently on payroll.

         (C) Failing to find applicants from Step B, the Personnel Office will then post all full-time positions available on the bulletin board located at the main employee plant entrance, along with the method of compensation which will then be open for bids by eligible employees in line with seniority. The successful bidder will be notified within twenty-four (24) hours of the posting of the open job available.

         (D) Failing to find applicants by the above outline procedure, the EMPLOYER will then contact employees from the surplus labor list in line with their seniority and qualifications unless otherwise provided.

         (E) Successful job bidders will be transferred to their new job classifications within fifteen (15) calendar days, provided it does not cause any undue hardship in maintaining existing production schedules and provided that they do not involve jobs that take extended training periods such as the following:

                  Example: Pocket Machine Operators, Quilt Operators, Closers, Upholsters, Beautyrest(R)Assembly
                            (HMB) Operators.

         Should the EMPLOYER have a need for components or finished pieces that it is unable to fill because the replacement for the successful bidder has not been able to produce the required number of pieces, it is understood that the EMPLOYER can borrow the successful bidder for a period not to exceed forty-five
(45) working days during which time the successful bidder will continue to work at incentive.

         The EMPLOYER and UNION Committee may mutually agree on an extended period to allow the EMPLOYER sufficient time to train a replacement if necessary.

         7.19 PROCEDURE IN APPLYING FOR NEW JOBS. The EMPLOYER agrees to post on the bulletin boards a list of all open jobs. These notices are to appear on the board for a period of twenty-four (24) hours. All applications for jobs so posted will be considered on a basis of seniority and ability and aptitude. If after the expiration of twenty-four (24) hours no employee has applied for the open jobs, the EMPLOYER shall hire from the surplus labor list unless otherwise provided. Any full time employee presently working, accepting a job through the above outlined procedure must remain on that particular job for a period of one
(1) year before applying for another type of work unless otherwise provided. Employees who have a physical disability and bid on a job where they are subsequently disqualified because of this disability, may be allowed one bump at the EMPLOYER'S discretion. At the approval of MANAGEMENT and UNION, they may also have their bidding rights restored. Seniority, steadiness, skill and circumstances covering the physical disability will be taken into consideration before joint approval is granted.

         When an employee bids on a job and has been on the job less than one
(1) year and due to the curtailment of production is laid off or bumped, they shall have the privilege of bidding for another type of work.

         Any employee who is assigned to a job under the above procedure does not have seniority rights for purposes of layoffs until the completion of thirty
(30) working days even though they may be qualified as an incentive worker and day worker before that expiration date.

         An employee who bids on a classification that has been posted (and is the successful bidder) has 24 hours after notification to refuse that job. If that employee refuses the job, he will be frozen on their job for a period of one (1) year.

         If a night shift is in operation on a classification and a day job opens up on said classification, the night employee with the most seniority may move up to the day job if they so desire and the night job vacated will be posted for bid.

         In the event a vacant job has not been requested through the above procedure by any qualified employee, employees with less than one (1) year will be given the job at the discretion of MANAGEMENT in line with seniority and qualifications.

         7.20 Hours of work shall be so shared by the employees that each member of a classification will receive, as nearly as possible each day, he same number of hours as do the other members of this classification on the same shift.

         7.21 WAR EMERGENCY. In the event of a war emergency, the parties agree to discuss revision of the seniority provisions of this AGREEMENT for the purpose of providing for such revision as may be necessary because of the employment conditions then existing.

         7.22 SENIORITY BONUS. All employees with eighteen (18) years or more of continuous seniority will be granted a seniority bonus of one (1) week's pay either at Christmas or at the time of their vacation, as the employee chooses.

                                  ARTICLE VIII

                                      WAGES

         8.01 WAGE RATES. [See Pay Plus Bonus Addendum] The Company and the Union have agreed upon the basic rates for incentive classifications as set forth in Schedule A and the base or hourly rates of hourly classifications as set forth in Schedule B, which are hereto annexed and a part hereof.

         8.02. HIRING, PROGRESSION, AND CLASSIFICATION RATES. [See Pay Plus Bonus Addendum] The hiring rate for all new employees shall be $8.30 per hour. After a 30-day trial period, new employees shall receive progression increases of $0.05 per hour, which shall be further raised by $0.05 per hour for each week until the classification rate is reached for employees classified as incentive or the regular base or hourly rate for hourly classified employees. The hiring rate set forth above is a flexible minimum hire rate, and the parties can adjust this rate as needed, depending on the experience of applicants, as long as the classification rate is not exceeded.

         8.03 PAY TO UNION OFFICIALS. The Union Representatives as defined in
Article VII, paragraph C will be paid by the Company at each's average rate for the time lost for handling any labor relations meeting or processing grievances with a maximum total of fifteen (15) hours per week for the entire time lost. For each week that the fifteen (15) hours are not fully utilized, the company will pay up to seven and one half (7 1/2) of the unused hours at a rate equal to the Local Union President's hourly rate. The payment will be made monthly into a Taft-Hartley Trust or other legally appropriate Fund to be determined by the parties.

         8.04 A general wage increase of Thirty (35) Cents per hour for all employees will be granted effective October 16, 2001. The increase will also be applied to the previous quarterly average and paid effective November 1, 2001. All basic rates, all hourly rates and all labor grades will be increased to reflect the increase.

         8.05 A general wage increase of Thirty (30) Cents per hour for all employees will be granted effective October 16, 2002. The increase will also be applied to the previous quarterly average and paid effective November 1, 2002. All basic rates, all hourly rates and all labor grades will be increased to reflect the increase.

         8.06 A general wage increase of Thirty (30) Cents per hour for all employees will be granted effective October 16, 2003. The increase will also be applied to the previous quarterly average and paid effective November 1, 2003. All basic rates, all hourly rates and all labor grades will be increased to reflect the increase.

         8.07 REACTIVATION OF OLD CLASSIFICATIONS. [See Pay Plus Bonus Addendum] Whenever an obsolete classification is reactivated, it is understood that all intervening wage adjustments shall automatically be added to the original rate thereof.

         8.08 ESTABLISHMENT OF NEW CLASSIFICATIONS. In the event it becomes necessary to establish a new classification, the Company and the Union shall meet for the purpose of reaching agreement as to the rate for such classification.

         The COMPANY and the UNION, in an attempt to reach an AGREEMENT, shall take into consideration similar classifications in the plant previously or presently in existence.

                  If the parties fail to reach an agreement within three (3) working days, the resolution of the rate will be moved to expedited arbitration (in accordance with the procedure outlined in ARTICLE III). The Company will assign a temporary employee at his average rate to the new classification who shall perform the operation until such time as an agreement is reached or is resolved by arbitration. When the rate of the disputed classification is agreed upon or resolved as provided above, the job will be filled in accordance with the terms of this agreement.

         8.09 BORROWED EMPLOYEE [See Pay Plus Bonus Addendum] When an employee is borrowed for the convenience of the EMPLOYER and given a type of work to perform on which they have not been qualified (previously earned incentive rate), then their rate shall be their average hourly earnings rate or the job rate whichever is higher. In those cases when an employee is borrowed into a job on which they have previously qualified, earnings shall be at average rate for that job, provided they meet the following guidelines:

                           110% or above....         Average Rate
                           100% or 109%.....         85% of Average
                           99% or below.....         Base Rate

The refreshing of skills chart will apply to those employees who have not performed at incentive rate on the job to which they are being borrowed for the following time periods.

                           0 days - 29 days.         No training allowed
                           29 days - 59 days         6 hours
                           60 days - 6 months        12 hours
                           6 months - 1 year         24 hours

An employee who has trained on a job may not delete themselves form that job unless it is mutually agreed upon by both the EMPLOYER and the UNION. Non-incentive (dayworker) workers borrowed back to their previous incentive jobs will be paid at 85% of the composite average of the classification to which they are borrowed when they qualify for the refreshing of skills chart. Downtime for non-incentive workers will be paid at 85% of the composite average of the classification for single jobs, and 85% of their borrowed partners average for team jobs.

         8.11 AVERAGE RATE COMPUTATION. [See Pay Plus Bonus Addendum] Individual average hourly earnings rates for employees working in incentive classifications will be computed quarterly by dividing the total number of hours that the incentive worker has worked, including average rate payment, if any, into the total straight time earnings of that individual. The hours shall include the total hours of any incentive worker except those hours when the worker is in a holiday or vacation status, or time working any classification other than the worker's own. Copies of such average hourly earnings shall be made available to the Union. Each year the Company will advise the Union, in writing, the specific dates which determine the period of earnings on which averages are based.

                           In the event an  employee  has not established an
average hourly rate due to the fact that the employee has not worked during the immediately preceding calendar quarter, then the employee's average rate shall be equal to the employee's average rate for the last quarter the employee worked.

         8.12 WORK WAIT[See Pay Plus Bonous Addendum] In the event that incentive workers are required to wait for a period of more than ten (10) minutes non-cumulative time, they will be compensated for the lost time due to waiting at eighty-five percent (85%) of their average rate for the preceding quarter of the year. Should such an incentive worker be assigned to another job while in such work wait status, they will receive one hundred percent (100%) of their individual average hourly rate. In all such instances, incentive workers must notify their foremen immediately and if they are not available, notify another person previously designated by the foreman.

POWER FAILURE, ETC. Other than paying for up to one (1) hour at base pay if employees are not sent home, the Company in case of a breakdown of power or light supply, fire, flood, Acts of God, or any other reasons beyond their control.

         8.13     INJURED DURING WORK

                  A. [See Pay Plus Bonus Addendum] If an employee is injured in the plant while performing his work assignment and it is necessary for him to receive treatment by either the Company nurse or Company doctor during his regularly scheduled working hours, the Company shall pay for the time spent in the treatment of such injury on the day the injury occurred at his average rate if an incentive worker or his hourly rate if an hourly worker. If either the nurse or doctor certifies that such injured employee is unable to continue work because of such injury, the Company will pay for the balance of his scheduled shift at his average rate for incentive worker and hourly rate for hourly worker. If the doctor requests subsequent visit(s) during his regularly scheduled shift for the treatment of this injury, the Company will pay for the time spent in this treatment at the employee's average rate for incentive worker and hourly rate for hourly worker. To minimize employee inconvenience, such subsequent visits will be scheduled, if possible, during the employee's regular shift. However, where a second or third shift employee is injured on the job and subsequently requires additional treatment for this injury, then such visits shall be scheduled by the Company's Personnel Department at a time consistent with the treating doctor's office hours.

                  B. The employee will be clocked out in time to make the appointment as scheduled. When the employee leaves the doctor or nurse, he/she will receive a release form that will show the completion time of the appointment. Upon returning to his/her department, the employee will present this form to his/her supervisor and will be clocked back in for return to work.

                  C. It is agreed that for all such visits off the Company premises, upon request, the Company will furnish transportation if the employee is unable to drive or has no means of transportation.

                  D. None of the sections of this paragraph are to be so construed that benefits will inure in addition to or pyramiding on disability payments or workers' compensation payments.

         8.14 NO WAGE ASSIGNMENTS. Unless required by law, as a condition of employment with the Company, no employee can make an assignment of wages or salaries, whether earned or unearned. The Company shall never be liable to any assignee because of an assignment made by a Company employee.

         8.15 TIME ELEMENT ON BORROWED EMPLOYEES. If a person is borrowed on a job for more than thirty (30) days and if after that period objects to being on the job which they are borrowed on, a meeting will be called with MANAGEMENT by the UNION Committee. MANAGEMENT has agreed to either compensate the employee for staying on the borrowed job, or release them to return to the original classification. A borrowed person will be compensated at their average rate for he travel time lost, if any, moving from one job to another.

         If any employee objects to being borrowed, the EMPLOYER agrees that they will not be borrowed for more than thirty (30) days per calendar quarter.

                                   ARTICLE IX

                             STANDARD ALLOWED HOURS

         9.01 INCENTIVE COMPENSATION PLAN. [See Pay Plus Bonus Addendum] It is agreed that the Company, at any time, may install an incentive compensation plan in any operation, job, or variation of any operation or job where, in its judgment, such a plan is practicable. When an incentive program is implemented the Company will provide the incentive earnings opportunity for the Plant as a whole that will approximate the incentive earnings opportunity which existed prior to the implementation of the new incentive program. Such incentive compensation plans, when established, may be made applicable to individuals or groups of individuals and will provide for skilled employees an incentive earnings opportunity for increased productivity. Effective October 15, 1982, the standard allowed hour system will replace the price per piece (piecework) system. It is recognized by the parties, however, that certain bonus plans such as packing, pre-loading, off-bearing, and allocating (shipping), and ultrasonic, etc. may nevertheless continue, inasmuch as special circumstances make it difficult to effect a conversion to SAH at this time. The Standard Allowed Hour System of Payment will be in effect at the Plant.

         9.02 NEW OR VARIED JOBS AND OPERATIONS. [See Pay Plus Bonus Addendum] If a new job, new operation, or variation of an existing operation is set up, the supervisor shall notify the shop steward and the operator's experience time shall begin on the date of this notification

                  Whenever time studies are necessary, the floor observations of the Company's Time Study Engineer will be of at least thirty (30) minutes duration in order to assure a representative sample of the job. The operator who is to be time studied or analyzed will be paid his/her average hourly rate until a new standard is submitted.

                  The Company shall select an average operator or as close to average as possible, for time and methods analysis. Average is defined as an operator working at a normal pace, under normal working conditions, with the skills required for the specific job. Until a new standard or incentive value is submitted, the employee who work s on a unit for which there is no standard or standard allowed hour will be paid his/her average hourly rate for such unit.

         9.03 STANDARD ALLOWED HOUR. [See Pay Plus Bonus Addendum] In all cases, the SAH will be determined by dividing the TOTAL STANDARD MINUTES by a SIXTY
(60) MINUTE HOUR.

                          SAH per piece    =        TSM
                                                    ---
                                                              60

                  The Basic Rate of the Classification will be as stated herein.

                  The BASIC PRODUCTION EXPECTANCY will be determined by dividing a SIXTY (60) MINUTE HOUR by the TIME PER PIECE at one hundred percent (100%) rating increased by a ten percent (10%) rest, fatigue, and delay allowance (effective 10/16/94, the RFD factor on new or revised standards shall be twelve and one-half percent (12.5%)).

      Basic Production Expectance                 =        60 MINUTE HOUR
                                                           --------------
                                                            100% Time/Piece Allowance Plus 10% RFD
                                                            Allowance (12.5% on new or revised standards
                                                            after 10/16/94)

      Basic Production Expectance x SAH = Hours Earned
      Hours Earned x Base Rate = Rate per Hour

                                                                     Example of Incentive Earnings
                                                                OPPORTUNITY OFFERED BY ABOVE FORMULA

      1362 SAH =........TSM OF 8.1738
                        -------------
                        60 Minute Hour

      7.3405 Pieces per hour

      Basic Production Expectancy                 =        60 MINUTE HOUR
                                                           --------------
      (Cycle base minutes)......                           7.4307 (100% Time/Piece) plus
                                                            .7431 (10% RFD Allowance)
                                                           ------
      TSM      .................                           8.1731 (Total Standard Minutes)

      A.       7.3405 pieces/hour 100% at 25% incentive pace equals 9.1756 pieces/hour
      B.       9.1756 pieces @ SAH .1362 = 1.25 hours earned
      C.       Base Rate - $6.18
      D.       1.25 hours earned x Base Rate 6.18 = $7.72/hour
      E.       Earnings/Hour....7.72
                                ----
               Base Rate........         6.18 = 125% incentive
               Earnings opportunity at +25% incentive pace

         9.04     WRITTEN CONFIRMATION AND EFFECTIVE DATE OF SAH.

                  A. It is agreed that, whenever an SAH standard is computed, it shall be submitted in writing to the operator and become effective immediately. This computation may consist on an actual clocking of the work or an analysis of previous standards or records of comparable or similar work. The Company will furnish a complete written prescribed job methods description to the Union whenever new standards or revised standards are submitted. Once such job methods change is submitted in writing, the Company has a ninety (90) day period in which to adjust the time in the event such adjustment is necessary. If such time value is neither adjusted by the Company nor grieved by the Union, neither party can expect revision of such change after the expiration of ninety (90) days. No standard changes can be effected without a written job methods change.

                  B. The written confirmation referred to above will indicate whether the standards were developed from a clocking analysis, local plant standard data, or a combination of time study and data.

         9.05 PROCEDURAL INTERPRETATION OF SECTION. [See Pay Plus Bonus Addendum] Current standards are guaranteed unless the Company makes a change in method, means, process, equipment, production conditions, or product design. Where such change results in an addition to the standard task time, an adjustment will be made to proportionately reflect the change.

                  In those instances where the change results in greater output, the time will be proportionately adjusted to reflect the diminution in task time. Thus, standards will be revised to reflect the changes of the job, operation, or variation of any operation in the degree the change in the task affects the standard upward or downward.

                  Where the change represents less than five percent (5%) of the cycle base minutes, the Company will use standard data from its bank of appropriate basic time study standards in determining the new task time reflecting the change. The Company may restudy the operation in those instances where the elements of work affected by the revised method exceed five percent (5%) of the originally submitted cycle base minutes of the entire task. In those instances where there was no original time study taken, where standards were set by negotiations, or where element breakdown was not measured, or where the additions and deletions are not sufficiently distinct to permit addition or subtraction from work content, the Company will develop time from a restudy of the entire operation. Every time a change of sufficient impact to justify a modification of standard is contemplated, all other changes from the time the standards were last established will, of course, be included in the new measurement of the task. It is contemplated that there will be occasions where preceding and succeeding elements will be affected by change. Similarly, it is contemplated that preceding and succeeding operations for classifications may be affected by a change. In those instances, it will be necessary to measure and modify the impact of such change. Once the appropriate addition or deletion is developed, such time will be translated into an SAH on the basis of current labor grades or basic rates.

                  In order to preserve the integrity of earnings as well as integrity of job methods and product quality, it is agreed that neither the supervisor nor the employee can change the prescribed method of performing the incentive task. All changes and resulting standards, in order to become effective and binding, must be initiated in writing by the Time Study Department. For identification purposes, the Company, on October 15, 1973, installed an administrative procedure on all new time studies which enables a departmental shop steward or other designated Union official to sign a copy of such new standard data or chart issued as a consequence of such new time study.

         9.06     GRIEVANCES REGARDING INCENTIVE STANDARDS

                  A. [See Pay Plus Bonus Addendum] Before submitting any grievance on an SAH standard, the operator will work at the submitted standard for a period of at least thirty (30) calendar days.

                  B. [See Pay Plus Bonus Addendum] If, after thirty (30) calendar days from the date on which the standard is submitted, the operator(s) is not satisfied with the standard, such operator(s) shall have the right of protesting said standard by submitting a written complaint in accordance with the grievance and arbitration procedure of this Agreement, provided this right is exercised within a period of ninety
                           (90) calendar days from the date the standard was originally submitted. Failure to exercise this right of protest within the above-described ninety (90) calendar days shall constitute an automatic acceptance of the submitted standard. Whenever a standard has been automatically accepted by failure of the Union to initiate action under the grievance and arbitration procedure within ninety (90) days, no new grievance can be submitted in connection with this particular standard. A resolution of grievances over incentive standards shall be retroactive to the date the protested standard was originally submitted, not to exceed 90 days of liability.

                  C. If the Company Time Study Department finds no error in the submitted standard and the matter is still in dispute, then it may be processed in accordance with the grievance and arbitration procedure to determine whether or not the standard as established is contrary to the provisions of this Agreement.

                  D. It is agreed by the parties hereto that in the case of disputes concerning the accuracy of the Company's clocking analysis the impartial chairman described in
                           Section 3.07 must be a qualified time study engineer. The findings of the impartial chairman shall be final and binding on both parties and shall be retroactive to the date the SAH was originally submitted.

         9.07 AVAILABILITY OF TIME STUDY DATA. The Company agrees that it will conform to the law with respect to making available such time study data as may be needed by authorized Union officials from time to time in the course of processing grievances under this Agreement with regard to incentive standards. It is agreed that such data will not be misused and that it will be kept strictly confidential so as to insure that Company means, methods, and production processes will never be revealed to parties not bound by this Agreement. The Union time study engineer and the Company time study engineer will meet for the purpose of resolving the question of unsupported time study back-up data.

         9.08 UNION TIME STUDY ENGINEER. Whenever a Local Union party to this Agreement desires to have the International Union designated time study engineer visit the plant in order to verify Company standards or job content as the consequence of a grievance by that Local Union, the procedures will be as follows:

                  A. The Union counsel shall write the Company Senior Vice President - Human Resources suggesting a list of dates a minimum of two (2) weeks prior to the proposed visit.

                  B. The Company designee will respond by either selecting from the Union list or by offering alternative dates.

                  C. Once the above two (2) designees complete arrangements, they will notify their respective local Company and Union representatives the agreed upon dates for the visit.

         9.09 STANDARD DATA. Consistent with the mutual desire of the parties to minimize or eliminate the grievances and problems now inherent in work measurement via stop watch and also the attendant difficulties occasioned by disagreement over pace determination, the Company will, whenever feasible, set incentive job standards by use of pre-determined, pre-leveled time values, i.e., use of a data bank.

                  To ensure greater objectivity, the Company will detail and define more completely the methods involved in each operation.

                                    ARTICLE X

                                  PAID HOLIDAYS

         10.01 HOLIDAYS OBSERVED. The following paid holidays shall be celebrated:

                                   New Years Day
                                   Martin Luther King's Birthday
                                   Good Friday
                                   Memorial Day
                                   Independence Day
                                   Labor Day
                                   Thanksgiving Day
                                   Friday after Thanksgiving Day
                                   Last Work Day before Christmas
                                   Christmas Day
                                   Washington's Birthday (President's Birthday)

         10.02 ELIGIBILITY. In order to qualify for holiday pay, the employee must have six (6) calendar months of continuous service with the Company, must work eight (8) hours during the calendar week in which the holiday occurs, and must be on the active payroll at the time of the holidays (employee shall not have quit or been discharged or be on leave of absence at the time). The employee must work the full scheduled day before and the full scheduled day after the holiday (exception: failure of an employee to work on the Saturday following a Friday holiday will not result in forfeiture of such holiday pay). Similarly, eligible employees will be paid for Saturday holidays or any holidays occurring during plant shutdown.

         10.03 SICK LEAVE. Employees on sick leave during the week before or during a holiday will be eligible for holiday pay. Where the employee is absent due to illness or injury and a holiday falls in that period, the employee will be paid for one holiday, as long as the employee provides a doctor's certificate.

         10.04 HOLIDAY PAY. Holiday pay shall be included in the pay check for the pay period in which the holiday falls.

         10.05 HOLIDAYS DURING APPROVED VACATION. When any of the above holidays falls within an eligible employee's approved vacation period and the employee is absent from work during his regularly scheduled work week because of such vacation, the employee shall be paid for such holiday in addition to vacation pay and shall have such day off.

         10.06 MULTIPLE HOLIDAYS ON SAME DAY. If any two (2) or more of the paid holidays shall occur on the same day, the employee will be paid for each of said holidays but shall have only one (1) day off.

         10.07 HOLIDAYS ON SUNDAY. When any of the paid holidays falls on Sunday and the day following is observed as the holiday, the latter day shall be the paid holiday.

         10.08 HOLIDAYS ON SATURDAY. The COMPANY agrees that whenever a holiday falls on Saturday it shall, at the discretion of the Operations Manager, be celebrated on either the preceding Friday or the following Monday. Notice of the date selected will be posted two (2) weeks in advance. In the above situation, no work will be scheduled on such Saturday to avoid holiday premium pay.

         10.09 PAY RATE. [See Pay Plus Bonus Addendum] Holiday pay will be at eight (8) times the employee's average hourly earnings rate as computed in section 8.11 for incentive workers; day workers will be paid at eight (8) times the employees regular day work hourly rate. Shift premium shall be included in holiday pay computation for eligible employees.

         10.10 OVERTIME AND PREMIUM PAY. For purposes of computing overtime and premium pay, holidays herein designated shall be regarded as days worked in the week in which they occur whether or not work was actually performed during such hours.

                                   ARTICLE XI

                                 PAID VACATIONS

         11.01 VACATION. The Company will grant paid vacation to employees as follows:

                  (a) Employees with from one (1) to three (3) years of continuous service shall receive an annual week of vacation with pay for forty (40) hours if otherwise eligible;

                  (b) Employees with three (3) to twelve (12) years of continuous service shall receive two (2) weeks of vacation with pay for eighty (80) hours if otherwise eligible;

                  (c) Employees with twelve (12) to eighteen (18) years of continuous service shall receive three (3) weeks of vacation with pay for one-hundred twenty (120) hours if otherwise eligible;

                  (d) Employees with eighteen (18) or more years of continuous service shall have the option of taking a fourth week of vacation in lieu of the seniority bonus (section 7.22) if otherwise eligible. Selection of the fourth week will be at a time convenient to the Company.

                  (e) Full vacation benefits will be paid to those who are otherwise eligible in the following circumstances:

                           (1) To the employee's estate in the event of the death of the employee;

                           (2) To the employee in the year of his or her retirement.

                  (f) The Company will pay one additional week vacation pay at vacation rate for employees with twenty five (25) or more years of seniority with no additional time off.

         11.02 CALCULATION OF VACATION PAY. The employee's vacation pay will be calculated by multiplying the previous quarterly average times forty (40) hours.

         11.03 INTERMITTENT VACATION. Employees entitled to eighty (80) hours vacation or more may take one (1) week of vacation at eight (8) hour intervals (by days) with one (1) week or more notice and seniority permitting. Days taken due to legitimate illness will be paid. Unused vacation days will be paid at year end.

                  Holiday pay will not be paid in the case of an unscheduled vacation day taken the day before or the day after a holiday.

         11.04 PLANT SHUTDOWN AND STAGGERED VACATION. The Company may determine the weeks in which it will shut down for vacation purposes. The Company shall notify the Union, no later than January 1 of each vacation year, whether the plant will shut down or whether there shall be staggered vacation on an individual employee basis. Prior to January 1 of each year, vacations for eligible employees will be scheduled by classification and seniority in accordance with period January 1 to December 31. If the Company decides on plant shutdown, those employees who had their vacation time earlier and are not eligible for any more vacation time during the year, and not required to work during the shutdown, will be furloughed during the plant shutdown.

                  The Company may elect to ship finished products, modify, maintain, or install equipment and manufacture process or finished product in order to balance work flow, satisfy customer needs, or balance production schedules and stock during a shutdown for vacation purposes.

         11.05 ELIGIBILITY. Eligibility for vacation will be determined by measuring the year of earned vacation benefit pay from the anniversary date of hire, rather than by calendar or fiscal year.

         11.06 SCHEDULING OF STAGGERED VACATIONS. If vacations are staggered, then vacations for eligible employees will be scheduled by classification and seniority in accordance with anticipated production requirements during the period from January 1 to December 31, except that third and fourth weeks of vacation for eligible employees may not normally be scheduled during the months of May, June, July, August and September. Employees shall indicate in writing on a form furnished by the Company their preferences for vacation dates during the month of December of each year. At that time also, employees eligible for a 3rd week's vacation who wish to receive money in lieu of vacation and employees eligible for the seniority bonus who wish to take vacation time off in lieu of the bonus shall so indicate on the form. Changes in vacation schedules must be made no less than ten (10) days prior to the scheduled time off. Vacation time will not be altered except when operational needs are affected by illness. Exceptional cases of third or fourth week vacations during the period of May, June, July, August and September may occasionally be arranged when the Staff Representative can mutually agree to such with the Operations Manager or the Human Resources Manager.

         11.07 NO ACCUMULATION. Employees may not accumulate vacation benefits but must take them when eligible. Hardship cases may be considered and money may be taken in lieu of vacation provided the Company will advise the Union of the reason for such prior to payment of the vacation money to the employees involved.

         11.08 SHIFT PREMIUM. Shift premium will be included in vacation pay computation for employees otherwise eligible.

         11.09 RETURN AFTER ABSENCE. An employee returning to work after a 90-day absence for medical, maternity, or layoff reasons must work sixty (60) days in order to be eligible to receive vacation benefits.

         11.10 PAY OR FORFEITURE. The employee may receive pay for the first or second week of vacation prior to the time the employee actually takes the time off. Otherwise, vacation preferences will follow Section 11.06, except that employees cannot be forced to take vacation at Christmas unless the Company schedules a total plant shutdown during that period. Employees wanting to change their scheduled vacation must give ten (10) days' notice. Otherwise, vacation must be taken when scheduled or the time off will be forfeited. The Company may approve exceptions for illness or emergency.

         11.11 BIDS. Where employees bid into a new classification, their seniority for vacation preferences become secondary to conflicting vacation preferences of other employees in the classification for that year.

                                   ARTICLE XII

                                 INVENTORY WORK

         12.01 SELECTION. [See Pay Plus Bonus Addendum] In selecting employees for inventory purposes, the Company will give preference to the qualified senior hourly workers. If additional employees are needed, the qualified senior incentive workers may bid for the openings.

         12.02 EXCEPTIONS. Exceptions to the above will be made if necessary to select employees with ability to read, write, compute, weigh, and identify the components and products.

         12.03 RATES. [See Pay Plus Bonus Addendum] Inventory rates for incentive employees will be material handler's rate. Day workers receive their regular classification rates when working on inventory.

                                  ARTICLE XIII

                                UIU PENSION TRUST

                  UIU Pension Trust provides employees represented by the Union with certain pension benefits as are from time to time determined by the Trustees. The parties to this Agreement desire that the pension benefits now granted and which may hereafter be granted by the Trustees be provided to the employees covered by this Agreement.

                  The Company agrees, therefore, beginning with the month of November 1988, and for each month thereafter for the duration of this Agreement, to contribute, by no later than the tenth (10th) day of each month, to the UIU Pension Trust a sum a money in an amount equal to six percent (6%) of the total gross earnings accrued during the immediately preceding calendar month by all the employees who were covered by this Agreement during the said immediately preceding calendar month, including the total gross earnings of any such employee whose employment was terminated during the said immediately preceding month. The Company shall transmit to said Trust, with each contribution, a "Contribution Report," on the form furnished by the Trust which the Company shall report the names, hire and termination dates as applicable, and total gross earnings of all such employees during such calendar month. The Company further agrees to supply to the Trust such information as may from time to time be requested by it in connection with the benefits provided by said Trust to said employees. The parties agree, however, that the coverage of a newly employed employee shall not begin until the first day of the first calendar month following the expiration of twelve (12) months from the commencement of this employment, meaning that in calculating the contribution due hereunder for the first twelve (12) months of coverage for the said newly hired employee, his/her total gross earnings for the entire preceding twelve (12) months shall be considered. Thereafter, the Company will make contributions each calendar month. This exception for newly employed employees shall not apply in the case of employees who have been previously covered under the UIU Pension Trust in which event the Company shall report such employees and make contributions as required herein beginning with the first calendar month following the date of the commencement of such employment.

                  For the purposes of this clause only, a part time employee is defined as one who is employed to regularly work less than the number of hours established as the regular work week, which definition does not include regular full time employees who are employed to work a full work week but who might be working shorter hours due to lack of work, sickness, etc. Part time employees shall not receive coverage hereunder nor shall their earnings be considered in calculating the contributions due hereunder. For the purposes of accurate record keeping, however, part time employees shall be listed on the contribution report and their total gross earnings shown. Nothing in this clause shall be construed as an affirmation or negation of the Company's right to employ part time employees or as an indication of what other clauses of this Agreement might or might not apply to certain employees.

                  In the event there is a default in the payment of contributions as required herein, the payment thereof may be enforced by either process of law or arbitration and if either suit or arbitration is initiated, the debt owing to the Fund shall be increased to include the cost of suit and/or arbitration and an attorney's commission of ten percent (10%) of the payments then in default.

                  In consideration of the Company's aforesaid contributions to the Trust as herein above provided and for so long as the Company's participation in the Trust is accepted by the Trustees, the Trustees will, beginning with the date of receipt by the Trust of the Company's first said contribution and continuing for such part of the duration of this Agreement as the Company fully complies with the terms of this clause in all respects, extend and make available to employees covered by this Agreement the pension benefits for which such employees are eligible under the Declaration of Trust, as amended from time to time, which is by this reference incorporated herein and made a part hereof. If, during the life of this Agreement, the Company's participation in the Trust is rejected or terminated by the Trustees, this clause shall be null and void and this Agreement shall be reopened and negotiations between the parties entered into, but only as to the subject of the establishment of other benefits in place of the UIU Pension Trust, but at a cost of the Company not to exceed to the cost of the contribution hereunder.

                                   ARTICLE XIV

                       THE UNITED STEELWORKERS OF AMERICA

                             HEALTH AND WELFARE FUND

The Company will allow retired employees to continue Health Benefits until such time as the retiree reaches Medicare eligible age, provided the Steelworkers Health and Welfare Fund allows such participation, and further provided the retiree pays the full premium for the coverage, and further provided the only obligation or responsibility of the Company is to accept and forward the retirees full premium payment to the Fund. The Company shall not be liable for any actions under this provision..

The company's only responsibility will be to accept payments from retirees and send the payment to the Health and Welfare Fund for the next 24 months, at which time the Steelworkers Pension Fund will begin making the required deduction from the pension payment of the retiree and submitting payment to the Health and Welfare fund.

         14.01 BENEFIT PLAN(S). The parties to this Agreement desire that the benefits now granted by the Board of Trustees of The United Steelworkers Of America Health and Welfare Fund, hereinafter "Fund," in their plan of benefits designated as Medical Plan E, Prescription Drug, Dental Plan, Accidental Death and Dismemberment and Short Term Disability as more fully described in the Participation Agreement be provided to the employees employed in the Union's bargaining unit.

         14.02 CONTRIBUTION RATES. The month for which the contribution is due is referred to as the "benefit month" and the month immediately preceding the benefit month is referred to as the "wage month." The Company shall each and every benefit month make the following monthly contribution to the Fund on each and every eligible employee who elects benefit coverage.

Effective 11/1/2001, the Health Insurance premiums for employees will be as follows:

EMPLOYEE ONLY COVERAGE                     MEMBER PLUS ONE                      FAMILY
--------------------------------------------------------------------------------------------
PPO        $32.00/month                    $  65.00/month                       $ 90.00/month
Plan E     $85.00/month                    $178.00/month                        $234.00/month

The cost sharing ratios for any increase in premiums up to the 5% cap shall be those ratios as determined by the ratios effective November 1, 2001.

                  The Employer and the Union shall have the right to confirm any increase or decrease in contribution rates occurring during the term of this Agreement. The Fund shall provide the Employer and the Union with information, including carrier reports and other source documentation, reasonably necessary to confirm such rate changes. Moreover, if requested the Fund will make a personal presentation on an annual basis of any increases or decreases in contribution rates. Any increase in total insurance premium costs in the second year which exceeds five (5%) percent over the total insurance premium costs in the first year will give the Company the option to cease participation in the USWA Health and Welfare Fund. This same option will apply if the total insurance premium costs in the third year exceed by more than five (5%) percent the total insurance premium costs from the second year. If the Company opts out, the Company and the Union reserve the right to review the plan and mutually determine continuation of coverage through a plan offering comparable coverage.

         14.03 ELIGIBILITY. Eligible employees are all full time employees employed within the Union's bargaining unit who have completed thirty (30) days employment prior to the first calendar day of the benefit month. The term also includes eligible employees who did not work at all during the wage month for any of the following reasons:

                  A. Disability due to sickness or accident, up to a maximum of six (6) months per disability;

                  B.       Vacation; or

                  C. Attendance at Union or fund Convention, seminar or grievance hearing.

                  The Company is not required to make a contribution on an employee whose employment is terminated during the wage month.

         14.04 EMPLOYEE CONTRIBUTIONS. Each such employee must, in writing, authorize the Company to deduct the employee's contributions from the employee's wages and to transmit same to the Fund. When supplied with such a written authorization, the Company agrees to make the required deductions and to promptly transmit same to the Fund. Employee contributions are due at the same time as the Company contributions.

                  Employees who refuse or neglect to provide the Company with the necessary written authorization to deduct the required employee contributions will receive no Fund coverage. In those cases in which an employee has supplied the Company with the required written authorization but because of lack of wages the Company is unable to deduct the employee contribution for a particular benefit month, it is the obligation of the employee to pay, in a timely fashion, to the Company for transmittal to the Fund the required employee contribution. The coverage of such an employee failing to make the required payment on time is automatically terminated. Employee pre-tax co-pay will be deducted on a weekly basis.

         14.05 SICKNESS AND HEALTH AND LIFE INSURANCE. For those eligible employees who do not elect medical and dental coverage during the defined time period, the Company will make a monthly contribution to the Fund of $46.89 for sickness and accident coverage and life insurance coverage as provided by The United Steelworkers Of America Health and Welfare Fund Trust.

         14.06 PAYMENT OF CONTRIBUTIONS. Contributions are due from the Company on the tenth (10th) day of the benefit month, commencing with the month of November 1994 and each and every month thereafter so long as this Agreement is in force.

         14.07    COVERAGE.

                  A. HOSPITAL AND MEDICAL BENEFITS. Coverage for newly hired employees and any named dependents will begin on the first (1st) day of the month following completion of thirty (30) days of employment. Previously covered employees shall be covered the first (1st) day of the calendar month following their return to work.

                  B. DISABILITY BENEFITS. Newly hired employees shall be eligible for sixty percent (60%) indemnity payment if disabled after completing six (6) months of employment.

                  C. These provisions for newly hired employees shall not apply in the case of those employees who have been "previously covered" under the Fund. Such employees and their dependents shall be eligible for all benefits from the date of hire.

         14.08 ELECTION OF CATEGORY OF COVERAGE AND RIGHT TO CHANGE. Employees shall elect a category of coverage no later than the first day of the calendar month following the completion of thirty (30) days employment. This election may be changed only as provided for in the Plan. Newly born children must be enrolled within thirty-one (31) days of birth.

         14.09 REQUIREMENTS. The Company shall transmit to the Fund with each contribution a contribution report on the form furnished by the Fund on which the Company shall report the names, status, hire and termination dates as applicable, as well as the total gross earnings of each eligible employee during the wage month.

                  The Company further agrees to supply to the Fund such further information as may from time to time be requested by it in connection with the benefits provided by said Fund to said employees and to permit audits of its books and records by the Fund for the sole purpose of determining compliance with the terms and conditions of this Agreement.

         14.10 HOLD HARMLESS. The Company agrees solely to make the contributions required by the terms of this Agreement. The Union and The United Steelworkers of America Health and Welfare Fund agree to hold harmless and indemnify the Company from any and all claims, grievances, lawsuits, actions at law or inequity relating to the Plan except a claim that the Company has not paid the contribution required by this Agreement.

                  The Company does not agree to be bound by, and expressly disavows any obligations imposed upon the Company by, the provisions of any Trust Agreement or other document pertaining to The United Steelworkers Of America Health and Welfare Fund to which the Company is not a signatory party.

         14.11 REINSTATEMENT OF COVERAGE. The Fund may, in its sole discretion, elect to reinstate coverage either retroactively or prospectively or both once the amounts owed to the Fund by the Company are paid in full. If coverage is reinstated prospectively, there shall, nevertheless, be no coverage for illnesses first manifested during the ten (10) day period following the date of reinstatement.

         14.12 PART TIME EMPLOYEES. For the purpose of Fund coverage, a part time employee is one who is hired to regularly work less than the number of hours established as the regular work week in this Agreement, which definition does not include regular full time employees who are hired to work a full work week but who might be working short hours because of lack of work, sickness, etc. Part time employees shall not receive Fund coverage nor shall the Company pay a contribution for such employees. Nothing in this clause shall be construed as an affirmation or negation of the Company's right to hire part time employees.

         14.13 AUDIT RIGHTS. The Company shall have the right to audit The United Steelworkers Of America Health and Welfare Fund periodically.

         14.14 AVAILABILITY OF BENEFITS. In consideration of the Company's aforesaid payment to said Fund as herein above provided, the Union warrants the Board of Trustees of The United Steelworkers Of America Health and Welfare Fund will, beginning on the date of receipt by the Fund of the Company's first said payment, and during such part of the life of this Agreement as the Company fully complies with the terms of such Agreement in all respects, extend and make available to Company's said employee the benefits for which employees are eligible under the above-designated benefit plan. No benefits will be paid or services furnished to any employee or employees for whom the Company has not paid the required contribution to the Fund except as, and only to the extent otherwise required by an applicable state disability benefit insurance law.

                                   ARTICLE XV

                                  JURY SERVICE

                  [See Pay Plus Bonus Addendum] Any employee duly called to perform his civic duty to serve on a jury panel shall be compensated by the Company for the difference between the daily jury pay and average hourly earnings as computed in Section 8.11 if an incentive worker or the hourly day work rate for the classification if a day worker of the employee based on an eight (8) hour work day. Any employee who is excused from serving shall not be required to report to his job to complete a partial shift. In the event the employee has been excused for a full day, he shall report to his job and continue working until told to report again for jury duty.

                                   ARTICLE XVI

                                 BEREAVEMENT PAY

         16.01 DEFINITION. Bereavement pay will be granted up to a maximum of three (3) days for time lost due to death in the immediate family. Immediate family is defined as mother, mother-in-law, father, father-in-law, brother, half brother, sister, half sister, grandparents, grandchildren, spouse, or child. No pay shall be granted if an employee fails upon request to furnish the Company with reasonable proof of death and relationship.

         16.02 PAYMENT. [See Pay Plus Bonus Addendum] The pay for such loss of time from work will be for eight (8) hours, straight time at the employee's previous quarter average hourly rate if an incentive employee and at the classification rate of pay if a day worker.

                                  ARTICLE XVII

                                 BULLETIN BOARDS

         17.01 BULLETIN BOARDS. The Union may put up bulletin boards at locations specified by the Company for the following non-controversial Union announcements:

                  A.       Notice of Union recreational or social affairs;

                  B. Notice of Union nominations or elections and results of such elections and nominations;

                  C.       Notice of Union appointment;

                  D.       Notice of Union meetings;

                  E. Notices pertaining to The United Steelworkers Of America Health and Welfare and UIU Pension Programs.

         17.02 POSTING OF NOTICES. The Union agrees that all notices so posted as above stated shall be signed by the Secretary or other authorized officer of the Union and he alone shall have the power to post such notices on behalf of the Union and further agrees that notices are to remain on the bulletin board for a period of not more than two (2) weeks.

                  Before any notices are posted in accordance with the foregoing, a copy of such notice shall be delivered to the Company Operations Manager, or to the Human Resources Manager where there are such officials. Any of the aforementioned representatives of the Company may remove from the bulletin board any notice which does not conform to the requirements of this Article.

                                  ARTICLE XVIII

                                 MILITARY CLAUSE

         The Company agrees to comply with all applicable laws relating to re-employment rights of employees called for or volunteering for military duty.

                                   ARTICLE XIX

                              EMPLOYEE BIRTHDAY PAY

                  Each employee who meets the requirements for holiday eligibility will receive an additional eight (8) hours pay (computed as per Section 10.09) during the week in which his birthday occurs, even though he may be on vacation or absent due to illness or accident. Should the birthday fall on a Saturday, Sunday, or holiday, the employee will nevertheless receive the abovementioned eight (8) hours pay. In the event an employee desires to take a day off from work on his birthday in lieu of eight (8) hours pay, he may do so only if he gives five (5) working days prior notice to his supervisor. The above will be administered so as to permit an employee to select a day off in the event his birthday falls on a Saturday, Sunday, or holiday. Employees on layoff status will not be eligible for birthday pay if such birthday falls later than fifteen (15) calendar days following the layoff.

                  Employees who are eligible for birthday pay and elect to receive pay in lieu of a day off by January 1 will receive a $100 birthday check, exclusive of payroll deductions. If not elected by January 15, the appropriate clauses of the contract will apply.

                                   ARTICLE XX

                          EQUAL EMPLOYMENT OPPORTUNITY

                  Simmons Company provides equal employment opportunity to qualified persons without regard to race, color, religion, creed, national origin, age, sex, ancestry, handicap, mental retardation, HIV infection, AIDS or AIDS-related complex, or veteran status except where religion, sex, national origin, or age is a bona fide occupational qualification. Our policy relates to all phases of employment, including recruitment, placement, promotion, training, demotion, transfer, layoff, recall and termination, rates of pay, employee benefits, and participation in all Simmons sponsored employee activities.

                  We are opposed to all forms of harassment, including sexual, racial, ethnic, or religious harassment. Unwelcome sexual advances, requests for sexual favors, and other verbal or physical conduct of a sexual nature or verbal or physical conduct directed at a person's race, color, religion, sex, national origin, age, handicap, or veteran's status may constitute harassment. Claims of harassment which come to our attention may result in discipline up to and including discharge. At any time, if you believe that you have been harassed, you must report the harassment to your immediate supervisor or your Human Resources manager. A confidential investigation will be conducted.

                                   ARTICLE XXI

                                  MISCELLANEOUS

         21.01 CAMERAS. Cameras will be used only for appropriate security measures.

         21.02 NEGOTIATING COMMITTEE. The Union Negotiating Committee shall be limited to no more than five (5) members.

         21.03 SHIPPING BONUS PLAN. [See Pay Plus Bonus Addendum] Eligible employees are all personnel in Department 495. There are three (3) areas in which they can receive Bonuses. This program will be monitored on a weekly basis and will be paid on a monthly basis. Payment will be received on the first pay period of the month. They are Damages, Discrepancies, and Units Per Man Hour.

                  1. DAMAGES. $25.00 Bonus if three (3) occurrences or less per week are met.

                           This Bonus is determined by damage done within the warehouse before loading and if there is damage also on the trailer when a customer note on the Bill of Lading "Refused for Damage or Soilage."

                  2. DISCREPANCIES. $25.00 Bonus if three (3) occurrences or less per week are met.

                           This Bonus is determined by any discrepancy,
                           Examples: Piece was short on trailer, Piece was extra on trailer, or Piece was produced and could not be found. NOTE: If Pieces were not produced they will not count against this bonus.


                  3.       UNITS PER MAN HOUR.

                           13.0 Units per man hour   -        $55.00
                           14.0 Units per man hour   -        $65.00
                           15.0 Units per man hour   -        $75.00

                           This Bonus is determined by Pieces shipped divided by total man hours for the department. Example:

                               5,500 PIECES SHIPPED     =  15 Units per man hour
                               --------------------
                               367 total man hours

                  Company reserves the right to modify this program at any time to insure a fare and consistent application of this program.

         21.04 The Company will provide the Union with a monthly seniority list indicating Union membership Status.

                                  ARTICLE XXII

                                  SAVING CLAUSE

         22.01 SEPARABILITY. If any provision of this Agreement is invalid or illegal in any state, then such provision shall be considered to be deleted in its entirety or to be inoperative in said state in which it is illegal or invalid and the remaining provisions of this Agreement will continue in full force and effect.

         22.02 FEDERAL AND STATE LAWS. The parties recognize the need to maintain compliance with all federal statutes and regulations and nothing in this Agreement shall be construed to prevent the Company from taking actions necessary to comply with federal law. Further, to the extent any provision of this Agreement conflicts with a federal statute or regulation, the federal law shall govern.

                                  ARTICLE XXIII

                               STATUS OF MECHANICS

         23.01 Employees in the mechanic classification cannot be bumped by production or unskilled day workers.

         23.02 Production employees will be eligible to bid when there is an opening in the mechanical force. Employees will be required to take the IAM test or a mutually agreed upon test with a one-week advance notice provided to bidders. If the test is given on site, a designated Union representative may be present during the Company-administered test. The successful bidder will be the most senior employee with a passing score on the test. Employees who do not pass the test will be counseled on the areas of improvement. The employee may choose to work on those areas and will be allowed to bid on the next available opening. Successful bidders who complete the Apprentice Training Program will receive the top rate of the classification.

                     MECHANIC'S APPRENTICE TRAINING SCHEDULE
                         AND PAY RATE PROGRESSION SCALE
                          [See Pay Plus Bonus Addendum]

                  Hired at:                                   $11.25
                  After 90 days, increased by a minimum of       .20
                  After 6 months, increased by a minimum of      .35
                  After 12 months, increased by a minimum of     .50
                  After 18 months, increased by a minimum of     .50
                  After 24 months, increased by a minimum of     .50
                  After 30 months, increased by                  .50

                  For the above training schedule, the determination of qualifications shall be reviewed at the aforementioned intervals by a joint Union/management committee and shall be administered exclusively as a right of management. However, if the bidder is qualified at the time he gets the job, the employee will not come under the training schedule and will receive the top rate of the classification.

                                  ARTICLE XXIV

                          SEVERANCE AND PLANT CLOSINGS

                  In the event the Company decides to close this facility presently organized by the United Steelworkers of America, sixty (60) day notice of such event will be given to the District Director of the United Steelworkers of America. Those employees affected by the plant closing shall continue to be covered under their existing USWA Health and Welfare Fund benefits as outlined in Article XV of the Collective Bargaining Agreement for an additional four (4) months, and the Company shall be responsible for the payment of the contributions for the four (4) month period of coverage.

                                   ARTICLE XXV

                      DURATION AND TERMINATION OF AGREEMENT

         25.01 Effective Dates. This AGREEMENT shall be in full force and effect from October 16, 2001 until October 15, 2004.

         25.02 Entire Agreement. The parties agree that there shall be no reopening of this AGREEMENT unless expressly provided in this Agreement and that this AGREEMENT constitutes the entire AGREEMENT between the parties on the subjects of bargaining and at no time during the life of this AGREEMENT shall either party have any obligation to negotiate or bargain with the other party with respect to any points not covered by this AGREEMENT and as to matters covered by this AGREEMENT only in the manner and to the extent herein provided.

         25.03 Modification or Termination. This AGREEMENT, when signed by the officers of the COMPANY and the UNION, shall become effective as described above for a period of four (4) years and shall continue to remain in full force and effect from year to year thereafter, unless written notices is given by either party hereto to the other on or before sixty (60) days prior to the annual expiration date, requesting that the AGREEMENT be modified or terminated. In the event of such notification, the parties hereto shall immediately confer and negotiate with reference to a new or modified AGREEMENT. Negotiations for a new contract shall commence not later than thirty (30) days from the date of the written notice herein mentioned.

                                  ARTICLE XXVI

                               CONTRACT RE-OPENER

                  The Company will introduce a new incentive pay plan during the term of this agreement. The Plan is called "Pay Plus". Certain features of the Plan remain undetermined as of October 15, 1997. Therefore, the parties agree that during the term of this agreement there will be a limited re-opener regarding aspects of the Plan. The Company will notify the Union not less than forty-five (45) days prior to the implementation date of the Pay Plus Plan at the Dallas facility. During this forty-five (45) days period, the Company and Union will meet to discuss such Pay Plus matters as (but not limited to) base rates, rates paid to successful bidders and employees affected by layoffs, average rate computations, borrowed man rates, movement within pay ranges, starting rates, wage ranges, pay rates for non work time such as vacations, holidays, jury duty and bereavement, grieving new standards and revisions to
Article IX Standard Allowed Hour. The forty-five (45) day period may be extended by mutual agreement.

                  Notwithstanding Article V, if agreement is not reached regarding the matters to be discussed during the forty-five (45) days or extension thereof, the parties are free to exercise their rights to engage in activity in support of their respective positions. In the case of the Union this shall include, but not be limited to, a strike or other legal means in support of its position. In the case of the Company this shall include, but not be limited to, implementation of the Plan, a lockout, and/or in the case of a strike, the hiring of replacements. The right to strike shall not give rise to a sympathy strike in support of employees at other Simmons plants where the Pay Plus Plan is implemented or in the process of being implemented. Further, the Union agrees to provide a ten (10) day written notice prior to the commencement of a strike; and the Company agrees to provide a ten (10) day written notice prior to the commencement of a lockout.

                  The parties agree that a Pay Plus Plan was implemented under
Article XXXI of the Labor Agreement with the term on October 16, 1997 until October 15, 2001. The parties further recognize that a new but yet unnamed Pay Plan is being designed and will not be completed prior to conclusion of negotiations or the expiration of the current agreement. Therefore, the parties will continue to abide by the provisions of Article XXXI Contract Re-Opener and the September 15, 1998 Dallas Pay Plus Bonus Addendum language during the term of the new or successor agreement and when a new Pay Plan is introduced the parties will abide by the terms and conditions of Article XXXI in the same manner as they did when the Pay Plus Plan was introduced.

                  Finally, nothing in this re-opener provision should be construed as limiting the Company's rights under Article IX.

                  IN WITNESS WHEREOF, the parties hereunto set their hands and seals as hereinbefore stated, this day of , 2001.

THE UNITED STEELWORKERS OF                  SIMMONS COMPANY
AMERICA, AFL-CIO, CLC

ON BEHALF OF ITS LOCAL UNION #422

-------------------------------             -------------------------------
Leo W. Gerard                               Dan Murphy
International President                     Constangy, Brooks & Smith

-------------------------------             -------------------------------
James English                               Bob Carstens
Secretary/Treasurer                         VP of Operations, Western Division

-------------------------------             -------------------------------
Richard H. Davis, International             Jim VanLear
Vice-President Administration               Operations Manager

-------------------------------             -------------------------------
Leon Lynch, International                   Daisy Jimenez
Vice-President, Human Affairs               Human Resources Manager

-------------------------------
David Caldwell
Chairman of USWA Negotiating Committee

-------------------------------
Terry Bonds, District 12 Director

-------------------------------
Ronnie Walraven, Staff Representative

-------------------------------
Committee

-------------------------------
Committee

                                   APPENDIX A

                         SIMMONS COMPANY - DALLAS PLANT
                               DISCIPLINARY POLICY

                  Simmons corporate view is that the disciplinary procedure is not designed to punish employees, particularly for less serious offenses, but rather to educate, correct, and train people as effective team members who can be counted on to give reliable productive performance.

                  Finally, time itself is the best measure of correction in any individual, regardless of job or authority. In the situation of the lesser offenses as contrasted with the more serious offenses described in Section 2.04 of this Agreement, each manager is cautioned with the need to believe that the employee has corrected his problem in the event there is no repetition of such within one year of the last infraction. In that event, the process is to begin anew.

                            REFER TO APPENDIX B & C:
                             PAY PLUS BONUS ADDENDUM

                                   APPENDIX B
                         SIMMONS COMPANY - DALLAS PLANT
                        INCENTIVE WORK BASIC TIMING RATES

                           CLASSIFICATIONS
           ----------------------------------------------

                           CUT AND SEW
                           -----------
                           B/S (Hem, Label, Tape)

                           QUILT
                           Sew Matt (Overcast)
                           Sew Labels
                           Run Quilt Machines

                           BORDER
                           ------
                           Run Matt & B/S Borders
                           Attach Cord Handles & Vents
                           -Convexco
                           Join, Tack Borders on Bechick
                           5051 Machine

                           MATTRESS
                           --------
                           Close Mattress (All Types)
                           Hog Ring (All Types)

                           BEAUTYREST(R) HMB
                           -----------------
                           Run Beautyrest(R) Pocket MachinE
                           Assemble B/R Construction

                           BOX SPRING CONSTRUCTION
                           -----------------------
                           Top Off Assembler

                           WOOD SHOP
                           ---------
                           Assemble Box Spring Frame
                           Box Spring Radius &
                               Ease Corners

                           BOX SPRING
                           ----------
                           Pre-Upholster and Upholster
                               Box Spring

                            REFER TO APPENDIX B & C:
                             PAY PLUS BONUS ADDENDUM

                                   APPENDIX C

                         SIMMONS COMPANY - DALLAS PLANT
                            RATES FOR HOURLY WORKERS


                                 CLASSIFICATIONS
                        ---------------------------------------------
                                    General Warehouse
                                         (Shipping & Receiving)


                                    Sweeper

                                    Inspector

                                    Cutter

                                    Mechanic

                                    Material Handler

                                    Repair (Matt/Box Spring)

                                    Packing Machine Attendant

                                   APPENDIX I

                                     DALLAS
                                 PAY PLUS BONUS
                          Classification Rate Schedule
                                October 16, 2001

                                           ENTRY                         MID                          MAX
                                                                         ---
Level 1                                    $9.50                       $11.75                       $14.00
Level 2                                    $9.00                       $10.50                       $12.00
Level 3                          ----------------------------As defined by position -------------------------------
Level 4                                    $8.00                        $8.50                        $9.00


* Any employee who is classified (or bids) into Level 3 will be paid at the rate of the classification as follows:

CLASSIFICATIONS                             10/16/2001             10/16/2002              10/16/2003
---------------                             ----------             ----------              ----------
General Warehouse                             $11.15                 $11.45                  $11.75
(Shipping & Receiving)
Sweeper                                       $11.15                 $11.45                  $11.75
Inspector                                     $11.15                 $11.45                  $11.75
Cutter                                        $11.15                 $11.45                  $11.75
Material Handler                              $11.15                 $11.45                  $11.75
Repair (Matt/Box Springs)                     $11.18                 $11.48                  $11.78
Packing Machine Attendant                     $11.40                 $11.70                  $12.00

MI - Defined as follows:

                                            10/16/2001             10/16/2002              10/16/2003
                                            ----------             ----------              ----------
Hiring Rate                                   $13.25                 $13.55                  $13.85
Level 1                                       $15.05                 $15.35                  $15.65
Inspector                                     $15.65                 $15.95                  $16.25
Cutter                                        $16.45                 $16.75                  $17.05

                                   APPENDIX D

                      ARBITRATORS FOR EXPEDITED ARBITRATION

    SIX (6) ARBITRATORS WILLING TO ABIDE BY THE TERMS OF THE EXPEDITED ARBITRATION PROVISION OF THIS AGREEMENT WILL BE SELECTED BY THE PARTIES. EACH PARTY WILL SELECT THREE (3). OF THE THREE (3), ONE (1) MUST BE A QUALIFIED TIME-STUDY ENGINEER.

                      MEMORANDUM OF UNDERSTANDING REGARDING
             THE SUBSTITUTION OF THE SIMMONS MANUFACTURING CO., LLC, FOR SIMMONS COMPANY IN COLLECTIVE BARGAINING AGREEMENT

         WHEREAS, the United Steelworkers of America, AFL-CIO, CLC, and its Local Union No. 422, and Simmons Company have entered into a collectively bargained Labor Agreement commencing October 15, 2001 through October 15, 2004, for certain employees at its plant located at Dallas, Texas;

         WHEREAS, effective December 31, 2001, the Simmons Company employees represented by Local No. 422 will, for corporate tax purposes, become employees of The Simmons Manufacturing Co., LLC, and;

         WHEREAS, because said represented employees will, on December 31, 2001, become employees of The Simmons Manufacturing Co., LLC, The Simmons Manufacturing Co., LLC shall be substituted for Simmons Company in said Labor Agreement, and shall therefore, be bound by the terms and conditions of said Labor Agreement.

         NOW THEREFORE BE IT RESOLVED; that effective December 31, 2001, The Simmons Manufacturing Co., LLC shall be substituted for Simmons Company in the Labor Agreement, and The Simmons Manufacturing Co., LLC shall recognize and assume the legal obligations of the Labor Agreement, and;

         FURTHER RESOLVED; that effective December 31, 2001, on behalf of Simmons Company, The Simmons Manufacturing Co., LLC, and the United Steelworkers of America, AFL-CIO, CLC, and its Local Union No. 422, the undersigned acknowledge their agreement as to the binding nature of their collectively bargained Labor Agreement on The Simmons Manufacturing Co., LLC.


--------------------------------------
Daniel P. Murphy

Counsel for Simmons Company and The Simmons Manufacturing Co., LLC

Dated this _____ day of February 2001.


--------------------------------------
David Caldwell
The United Steelworkers of America, AFL-CIO, CLC, and its Local Union No. 422

Dated this _____ day of February 2001.


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